UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

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School Specialty, Inc.

(Name of Registrant as Specified In Its Charter)

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SCHOOL SPECIALTY, INC.

W6316 Design Drive

Greenville, WI 54942

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

August 15, 2017

To the Stockholders of School Specialty, Inc.:

The Special Meeting of Stockholders of School Specialty, Inc. will be held in the auditorium at 701 E. 22nd Street, Lombard, Illinois, 60148, on Tuesday, August 15, 2017 at 8:30 a.m. Central Time for the following purpose:

(1)	To vote upon a proposal to amend School Specialty, Inc.’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock, par value $0.001 per share, of School Specialty, Inc. (“Common Stock”) from 2,000,000 to 50,000,000 shares (the “Amendment”) for the purpose of, among other things, effecting a seven-for-one stock split of the Common Stock as part of the Amendment.

Stockholders of record at the close of business on June 26, 2017 are entitled to receive notice of and to vote at the Special Meeting.

All stockholders are cordially invited to attend the Special Meeting in person. However, whether or not you expect to attend the Special Meeting in person, you are urged to vote by completing and returning the enclosed proxy card, or by telephone or via the Internet. Your prompt voting by proxy will help ensure a quorum. If you vote by proxy and then decide to attend the Special Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures described in the attached Proxy Statement.

By Order of the Board of Directors

Joseph F. Franzoi IV, Secretary

July 12, 2017

SCHOOL SPECIALTY, INC.

W6316 Design Drive

Greenville, Wisconsin 54942

July 12, 2017

Proxy Statement

Unless the context requires otherwise, all references to “School Specialty,” the “Company,” “we” or “our” refer to School Specialty, Inc. and its subsidiaries.

This Proxy Statement is furnished by the Board of Directors of School Specialty (the “Board of Directors” or “Board”) for the solicitation of proxies from the holders of our common stock, $0.001 par value (the “Common Stock”), in connection with the Special Meeting of Stockholders to be held in the auditorium at 701 E. 22nd Street, Lombard, Illinois, 60148, on Tuesday, August 15, 2017 at 8:30 a.m. Central Time, and at any adjournment or postponement thereof (the “Special Meeting”). Stockholders may obtain directions to the Special Meeting by contacting Ms. Amy Coenen, Assistant Secretary, School Specialty, Inc., W6316 Design Drive, Greenville, Wisconsin 54942, telephone: (888) 388-3224.

It is expected that the Notice of Special Meeting of Stockholders, this Proxy Statement and the enclosed proxy card will first be sent to stockholders on or about July 12, 2017.

Stockholders can ensure that their shares are voted at the Special Meeting by signing, dating and returning the enclosed proxy card in the envelope provided, by calling the toll-free telephone number listed on the proxy card or by following the instructions on the proxy card for internet voting. If you submit a signed proxy card or vote by telephone or via the Internet, you may still attend the Special Meeting and vote in person. Any stockholder giving a proxy may revoke it before it is voted by submitting to School Specialty’s Secretary a written revocation or by submitting another proxy by telephone, Internet or mail that is received later. You will not revoke a proxy merely by attending the Special Meeting unless you file a written notice of revocation of the proxy with School Specialty’s Secretary at any time prior to voting.

Proxies will be voted as specified by the stockholders. Where a specific choice is not indicated, proxies will be voted FOR the proposal to amend the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 2,000,000 to 50,000,000 and effect a seven-for-one stock split (“Proposal One”).

The Board knows of no other matters to be presented for stockholder action at the Special Meeting. If any other matters properly come before the Special Meeting, the persons named as proxies will vote on the same in their discretion.

The expense of printing and mailing proxy materials, including expenses involved in forwarding materials to beneficial owners of Common Stock held in the name of another person, will be paid by School Specialty. No solicitation, other than by mail, is currently planned, except that officers or employees of School Specialty may solicit the return of proxies from certain stockholders by telephone or other electronic means.

Only stockholders of record at the close of business on June 26, 2017 (the “Record Date”) are entitled to receive notice of and to vote the shares of Common Stock registered in their name at the Special Meeting. As of the Record Date, we had 1,000,004 shares of Common Stock outstanding. Each share of Common Stock entitles its holder to cast one vote on the matter to be voted upon at the Special Meeting.

Under Delaware law and School Specialty’s Bylaws, the presence of a quorum is required to conduct business at the Special Meeting. A quorum is defined as the presence, either in person or by proxy, of a majority of the then-issued and outstanding shares of Common Stock entitled to vote at the Special Meeting. The shares represented at the Special Meeting by proxies that are marked, with respect to Proposal One, “abstain,” will be counted as shares present for the purpose of determining whether a quorum is present. Broker non-votes occur when shares are held in “street” form through a broker or similar market intermediary rather than in the stockholder’s own name. The broker or other intermediary is authorized to vote the shares on routine matters but may not vote on the non-routine matters without the beneficial stockholder’s express authorization. The vote to approve Proposal One is considered a routine matter. Therefore, your broker or other intermediary holder of your shares will be permitted to vote your shares on Proposal One. Broker non-votes are counted for purposes of determining the presence of a quorum.

Approval of Proposal One requires the affirmative vote of holders of a majority of the issued and outstanding shares of Common Stock. Abstentions and broker non-votes will have the effect of a negative vote on this proposal.

Important Notice Regarding the Availability of Proxy Materials

for the Special Meeting of Stockholders to be held on August 15, 2017:

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information as of the Record Date (unless otherwise specified) regarding the beneficial ownership of shares of Common Stock by each of our directors, the named executive officers, all of our directors and executive officers as a group and each person believed by us to be a beneficial owner of more than 5% of the outstanding Common Stock. Except as otherwise indicated, the business address of each of the following is W6316 Design Drive, Greenville, Wisconsin 54942.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Outstanding Shares (9)
Gus D. Halas	0		*
James R. Henderson	0		*
Justin Lu	0		*
Andrew E. Schultz	0		*
Joseph M. Yorio	24,456	(8)	2.4%
Ryan M. Bohr	5,750	(8)	*
Edward J. Carr, Jr.	3,250	(8)	*
Todd A. Shaw	2,750	(8)	*
Kevin L. Baehler	3,179	(8)	*
All executive officers and directors as a group (9 persons)	39,385	(8)	3.9%

Anson Funds Management LP (1) Anson Management GP LLC Bruce R. Winson 5950 Berkshire Lane, Suite 210 Dallas, Texas 75225 Anson Advisors Inc. Adam Spears Moez Kassam 111 Peter Street, Suite 904 Toronto, ON M5V 2H1	184,645		18.5%

Zazove Associates, LLC (2) Zazove Associates, Inc. Gene T. Pretti 1001 Tahoe Blvd. Incline Village, NV 89451	162,345		16.2%

Steel Excel Inc. (3) 1133 Westchester Avenue, Suite N222 White Plains, NY 10604 Steel Partners Holdings L.P. SPH Group LLC SPH Group Holdings LLC Steel Partners Holdings GP Inc. 590 Madison Avenue, 32nd Floor New York, NY 10022	99,002		9.9%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Outstanding Shares (9)

Wolverine Flagship Fund Trading Limited (4) Wolverine Asset Management, LLC Wolverine Holdings, L.P. Wolverine Trading Partners, Inc. Christopher L. Gust Robert R. Bellick c/o Wolverine Asset Management, LLC 175 West Jackson Blvd., Suite 340 Chicago, IL 60604	71,888	7.2%

BulwarkBay Investment Group LLC (5) Craig Carlozzi c/o BulwarkBay Investment Group LLC 75 Arlington Street, 5th Floor Boston, Massachusetts 02116 Bulwark Bay Credit Opportunities Master Fund Ltd. c/o Elian Fiduciary Services (Cayman) Limited 89 Nexus Way Camana Bay Grand Cayman KY1-9007 Cayman Islands	65,157	6.5%

Saybrook Corporate Opportunity Fund II, L.P. (6) SCOF II Side Pocket Fund, L.P. COF II Bonds Acquisition, LLC Jonathan Rosenthal Kenneth Slutsky 11400 Olympic Blvd., Suite 1400 Los Angeles, CA 90064	63,467	6.3%

Virginia Retirement System (7) 1200 East Main Street Richmond, VA 23219	56,575	5.7%

*	Less than 1% of the outstanding Common Stock.

(1)	The parties have filed Amendment No. 3 to their Schedule 13G reporting that as of November 22, 2016, the parties shared voting and dispositive power over 184,645 shares of Common Stock. Anson Funds Management LP, a Texas limited partnership (“Anson”), and Anson Advisors Inc., an Ontario, Canada corporation (“Anson Advisors”), serve as co-investment advisors to private funds that hold the Common Stock. As the general partner of Anson, Anson Management GP LLC, a Texas limited liability company (“Anson GP”), may direct the vote and disposition of the 184,645 shares of Common Stock held by the funds. As the principal of Anson and Anson GP, Mr. Winson may direct the vote and disposition of the 184,645 shares of Common Stock held by the funds. As directors of Anson Advisors, Mr. Kassam and Mr. Spears may each direct the vote and disposition of the 184,645 shares of Common Stock held by the funds.

(2)	The parties have filed Amendment No. 3 to their Schedule 13D with the SEC reporting that as of June 1, 2017, they beneficially owned and had sole voting and dispositive power over 162,345 shares of Common Stock. According to the filing, the shares of Common Stock covered by the report are held in accounts over which Zazove Associates, LLC has discretionary authority. Zazove Associates, Inc. is the managing member of Zazove Associates, LLC, and Mr. Pretti is a control person of Zazove Associates, Inc. and CEO and senior portfolio manager of Zazove Associates, LLC.

(3)	The parties have filed Amendment No. 3 to their Schedule 13D with the SEC reporting that as of February 10, 2016, the parties had shared voting and dispositive power over 99,002 shares of Common Stock. SPH Group Holdings LLC (“SPHG Holdings”) owns 51% of the outstanding shares of Common Stock of Steel Excel Inc.; Steel Partners Holdings L.P. (“Steel Holdings”) owns 99% of the membership interests of SPH Group LLC (“SPHG”); SPHG is the sole member of SPHG Holdings and the manager of SPHG Holdings; Steel Partners Holdings GP Inc. (“Steel Holdings GP”) is the general partner of Steel Holdings. Accordingly, each of SPHG Holdings, SPHG, Steel Holdings and Steel Holdings GP may be deemed to beneficially own shares of Common Stock directly owned by Steel Excel Inc.; however, each of SPHG Holdings, SPHG, Steel Holdings and Steel Holdings GP disclaims beneficial ownership of the 99,002 shares except to the extent of their pecuniary interest therein.

(4)	The parties have filed Amendment No. 3 to their Schedule 13G with the SEC reporting that as of December 31, 2016, Wolverine Flagship Fund Trading Limited (the “Fund”) beneficially owned 71,888 shares of Common Stock and all of the parties share voting and dispositive power over the shares. Wolverine Asset Management, LLC (“WAM”) is the investment manager of the Fund; Wolverine Holdings, L.P. (“Wolverine Holdings”) is the sole member and manager of WAM; and Robert R. Bellick and Christopher L. Gust may be deemed to control Wolverine Trading Partners, Inc. (“WTP”), the general partner of Wolverine Holdings.

(5)	The parties have filed Amendment No. 4 to their Schedule 13G with the SEC reporting that as of December 31, 2016, the BulwarkBay Investment Group LLC and Mr. Carlozzi beneficially owned and had shared voting and dispositive power over 65,157 shares of Common Stock and BulwarkBay Credit Opportunities Master Fund Ltd. beneficially owned and had shared voting and dispositive power over 64,264 shares of Common Stock.

(6)	The parties have filed Amendment No.1 to their Schedule 13G with the SEC reporting that as of December 31, 2015, the parties had shared voting and dispositive power over 63,467 shares of Common Stock.

(7)	This party has filed Amendment No. 1 to its Schedule 13G with the SEC reporting that as of December 31, 2014 it beneficially owned and had sole voting and dispositive power over 56,575 shares of Common Stock.

(8)	Common Stock that may be acquired within 60 days of the Record Date through the exercise of stock options.

(9)	Based on 1,000,004 shares of Common Stock outstanding as of the Record Date.

PROPOSAL ONE: AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SCHOOL SPECIALTY, INC., AS AMENDED, TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FOR THE PURPOSE OF, AMONG OTHER THINGS, EFFECTING A PROPOSED SEVEN-FOR-ONE STOCK SPLIT AS PART OF THE AMENDMENT

Description of Proposed Amendment and Vote Required

At present, the Company’s Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), authorizes the issuance of up to 2,000,000 shares of Common Stock, par value $0.001 per share.

The Board of Directors of the Company has approved, subject to stockholder approval, and declared it advisable to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 2,000,000 to 50,000,000 shares in order to effect a seven-for-one stock split as part of such amendment and to create financial flexibility for the Company, as described below (the “Amendment”). The additional shares of Common Stock would have rights identical to the currently outstanding Common Stock. The Board directed that the Amendment be submitted for approval by stockholders at a Special Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company is required to approve the Amendment.

The full text of the Amendment, which includes the seven-for-one stock split, is set forth in Appendix A to this Proxy Statement. The Amendment will not affect the number of shares of Preferred Stock authorized, which is 500,000 shares.

Purposes and Effects of Increasing the Number of Authorized Shares of Common Stock

Our Certificate of Incorporation currently authorizes the issuance of up to 2,000,000 shares of our Common Stock, par value $0.001 per share. As of the Record Date, there were 1,000,004 shares of our Common Stock outstanding, 130,162 shares subject to outstanding stock options and restricted stock units granted under our 2014 Incentive Plan and 19,838 shares remaining available for future issuances under our 2014 Incentive Plan. Accordingly, 849,996 authorized shares of our Common Stock remain available for issuance or may be reserved for issuance.

One of the primary reasons for the Amendment is to effect a seven-for-one stock split. The Board also believes that the Company is at an important point in its plan for growth and that an increase in its authorized Common Stock will help enable and fortify continued growth over the long term. Currently, 57.5% of the Company’s authorized shares of Common Stock have been either issued, or are reserved for issuance under the Company’s 2014 Incentive Plan. As a result of this high percentage of either issued or reserved shares, the Company does not currently have sufficient shares authorized to (i) effectuate the desired seven-for-one stock split, (ii) to pursue opportunities described below using the Company’s Common Stock as significant consideration, or (iii) take certain other actions that the Board may determine are in the best interests of the Company and its stockholders.

In addition to enabling the Company to effect the stock split, the increase in our authorized Common Stock may be beneficial to the Company by making the price of the Common Stock more attractive to a broader range of investors and ensuring that the Company has sufficient shares available for general corporate purposes, including, without limitation, potential acquisitions, strategic partnerships, equity financings, equity incentives for management personnel and directors, payments of future stock dividends, additional stock splits and other forms of recapitalization. For example, the Company could issue additional shares of Common Stock in the future in connection with one or more of the following (subject to laws or regulations or exchange rules, as applicable, that might require stockholder approval of certain transactions):

•	Acquisitions;

•	Partnerships, collaborations and other similar transactions;

•	Financing transactions, such as public or private offerings of Common Stock or convertible securities;

•	Debt or equity restructuring or refinancing transactions;

•	Stock dividends; or

•	Any other proper corporate purposes.

While the Company may use the additional shares as consideration for potential acquisitions, the Company is not currently considering any acquisitions for which it would use shares as consideration.

If the Company does not have enough authorized shares to undertake appealing financing transactions or debt or equity restructuring or refinancing transactions, the Company could run the risk of obtaining unfavorable financing terms, which also may involve use of the Company’s cash reserves at inopportune times, and incur additional expense that could be avoided if sufficient authorized shares were available for issuance. The increase in the number of authorized shares is intended to provide us with flexibility to undertake a variety of matters should the right opportunities arise without the delay and expense associated with convening a special meeting of our stockholders to increase authorized shares at a later time.

An increase in the number of authorized shares of our Common Stock may make it more difficult to, or discourage an attempt to, obtain control of our Company by means of a takeover bid that the Board determines is not in our best interest or that of our stockholders. However, the Board does not intend or view the proposed increase in the number of authorized shares of our Common Stock as an anti-takeover measure.

Purposes and Effects of Proposed Seven-For-One Stock Split

The Board anticipates that the increase in the number of outstanding shares of Common Stock of the Company resulting from the proposed stock split will place the market price of the Common Stock in a range more attractive to investors, including retail investors, which may result in a broader market for our Common Stock. We carefully evaluated the effect of the trading price of our Common Stock on the liquidity and marketability of our Common Stock. The closing market price of our Common Stock on the Record Date was $119.00 as reported on the OTCQB. Further, School Specialty’s Common Stock is not listed on a national securities exchange, and the seven-for-one stock split may enable an increase in the number of round lot holders, which is necessary to obtain a listing on a national securities exchange, such as The NASDAQ Stock Market LLC. The Board believes that effecting the stock split could support liquidity in the trading of our Common Stock, enable the Company to list its Common Stock on a national securities exchange and make it more attractive to a broader range of investors.

If stockholders dispose of their shares subsequent to the stock split, they could pay higher brokerage commissions on the same relative interest in the Company because that interest is represented by a greater number of shares. Stockholders should consult their respective brokers to ascertain the brokerage commission that would be charged for disposing of the greater number of shares.

The stock split would also increase the number of shares of Common Stock available for issuance under our 2014 Incentive Plan. With respect to outstanding stock options to purchase shares of our Common Stock, the stock split would effect an increase in the number of shares subject to such outstanding stock options proportional to the seven-for-one ratio of the stock split and would effect a proportionate decrease in the exercise price of such outstanding stock options (rounded up to the nearest whole cent). With respect to other outstanding awards to acquire shares of Common Stock, the stock split would effect an increase in the number of shares subject to such outstanding awards proportional to the seven-for-one ratio of the stock split.

Material U.S. Federal Income Tax Consequences of the Stock Split

The following discussion is a summary of certain material U.S. federal income tax consequences to a U.S. stockholder who exchanges shares of Common Stock pursuant to the stock split, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a stockholder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below.

This discussion is limited to U.S. stockholders that hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a stockholder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to a stockholder subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	persons holding our Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers or traders in securities;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our Common Stock under the constructive sale provisions of the Code;

•	persons who hold or receive our Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans; and

•	non-U.S. persons.

If an entity treated as a partnership or S corporation for U.S. federal income tax purposes holds our Common Stock, the tax treatment of a partner or shareholder in such partnership or S corporation, as applicable, will depend on the status of the partner or shareholder, the activities of the partnership or S corporation, and certain determinations made at the partner or shareholder level, in each case as applicable. Accordingly, partnerships and S corporations holding our Common Stock and the partners or shareholders, as applicable, in such partnerships and S corporations should consult their own tax advisors regarding the U.S. federal income tax consequences to them.

The Company will not recognize any gain or loss for U.S. federal income tax purposes as a result of the stock split. Furthermore, the stock split will not result in the recognition of gain or loss to holders of our Common Stock for U.S. federal income tax purposes. The holding period for the shares of Common Stock each stockholder receives will include the holding period of the shares exchanged in the stock split. The aggregate adjusted basis of the new shares of Common Stock will be equal to the aggregate adjusted basis of the old shares exchanged in the stock split.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE EXCHANGE OF OUR COMMON STOCK PURSUANT TO THE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Effective Date of Amendment and Issuance of Shares for Stock Split

If the Amendment is adopted by the required vote of stockholders, it will become effective on the date the Amendment is filed with the Secretary of State of the State of Delaware, which will also be the date for the determination of the holders of Common Stock entitled to additional shares as a result of the stock split. Holders of record of our common stock as of the effective time of the Amendment will be entitled to additional shares. If the Amendment is approved, the Company currently anticipates filing the Amendment with the Delaware Secretary of State on August 15, 2017 and the distribution of such additional shares occurring on August 23, 2017.

Reservation of Right to Delay or Abandon Amendment and Stock Split

The Board reserves the right, notwithstanding stockholder approval of the Amendment, and without further action by the stockholders, to delay, or elect not to proceed with the Amendment and abandon the Amendment, including the stock split, if, at any time prior to filing the Amendment, the Board determines that it is no longer in the best interests of the Company and its stockholders to proceed with Amendment, including the stock split. If the Board elects to abandon the Amendment, the number of authorized shares of Common Stock will remain 2,000,000 and the seven-for-one stock split will not be effected. By approving Proposal One, you grant the Board discretionary authority to determine whether to delay or abandon the proposed Amendment, including the stock split.

Accordingly, the Board has unanimously approved, declared advisable and recommended that our stockholders approve the Amendment.

Approval of the Amendment requires the affirmative vote of holders of a majority of the issued and outstanding shares of Common Stock. Abstentions and broker non-votes will have the effect of a negative vote on this proposal.

The Board of Directors recommends that you vote FOR approval of the Amendment and your proxy will be so voted unless you specify otherwise.

OTHER MATTERS

Although management is not aware of any other matters that may come before the Special Meeting, if any such matters should be presented, the persons named in the enclosed proxy card intend to vote in accordance with their best judgment.

SUBMISSION OF STOCKHOLDER PROPOSALS

In accordance with our Bylaws, nominations, other than by or at the direction of the Board of Directors, of candidates for election as directors at the 2018 Annual Meeting of Stockholders must be submitted to us no earlier than January 9, 2018 and no later than March 9, 2018. Any other stockholder proposed business to be brought before the 2018 Annual Meeting of Stockholders must be submitted to us no later than March 9, 2018.

Stockholder proposed nominations and other stockholder proposed business must be made in accordance with our Amended and Restated By-Laws which provide, among other things, that stockholder proposed nominations must be accompanied by certain information concerning the nominee and the stockholder submitting the nomination, and that stockholder proposed business must be accompanied by certain information concerning the proposal and the stockholder submitting the proposal. To be considered for inclusion in the proxy statement solicited by the Board of Directors, stockholder proposals for consideration at the 2018 Annual Meeting of Stockholders of School Specialty must be received by us at our principal executive offices, W6316 Design Drive, Greenville, Wisconsin, 54942 on or before December 29, 2017. Proposals should be directed to Ms. Amy Coenen, Assistant Secretary. To avoid disputes as to the date of receipt, it is suggested that any stockholder proposal be submitted by certified mail, return receipt requested.

By Order of the Board of Directors,

Joseph F. Franzoi IV, Secretary

Appendix A

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SCHOOL SPECIALTY, INC.

School Specialty, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby files this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, as amended, and does hereby certify:

FIRST: That the Amended and Restated Certificate of Incorporation of the Corporation, as amended, be, and it hereby is, amended by deleting the first paragraph of Section 4 thereof in its entirety and inserting in its place the following:

“The total number of shares of all classes of capital stock that the Corporation shall have the authority to issue is Fifty Million Five Hundred Thousand (50,500,000) shares, of which (a) Fifty Million (50,000,000) shares shall be common stock, $0.001 par value per share (“Common Stock”); and (b) Five Hundred Thousand (500,000) shares shall be preferred stock, $0.001 par value per share (“Preferred Stock”).

Effective upon the filing date of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, every one (1) outstanding share of Common Stock shall be split into seven (7) shares of fully paid and non-assessable Common Stock (the “Stock Split”). The Stock Split shall occur without any further action on the part of the Corporation or the holders of the Common Stock and whether or not certificates representing such holders’ shares prior to the Stock Split are surrendered for cancellation. The Corporation shall not be obliged to issue certificates evidencing the shares of Common Stock outstanding as a result of the Stock Split unless and until the certificates evidencing the shares held by a holder prior to the Stock Split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificate.”

SECOND: That all other provisions of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, remain in full force and effect.

THIRD: This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law by the directors and stockholders of the Corporation.

IN WITNESS WHEREOF, School Specialty, Inc. has caused this Certificate of Amendment to be duly executed this 15th day of August, 2017.

SCHOOL SPECIALTY, INC.

By:
Joseph M. Yorio, President and Chief Executive Officer

SPECIAL MEETING OF STOCKHOLDERS OF

SCHOOL SPECIALTY, INC.

August 15, 2017

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The School Specialty, Inc. Proxy Statement for the 2017 Special Meeting of Stockholders

is available at https://materials.proxyvote.com/807864.

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

☐ 00003333303433001000 8	060817

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

NOTE:  The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR Proposal 1. Proposal 1 is being proposed by School Specialty, Inc.

The Board of Directors recommends you vote FOR the following:
			FOR	AGAINST	ABSTAIN

1.    To amend School Specialty, Inc.’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock, par value $0.001 per share, of School Specialty, Inc. (“Common Stock”) from 2,000,000 to 50,000,000 shares (the “Amendment”) for the purpose of, among other things, effecting a seven-for-one stock split of the Common Stock as part of the Amendment

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		MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

☐	Note:	Please sign your proxy card exactly as your name or names appear hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title, as such. If a corporation, please sign in full corporate name by the president or other authorized officer, giving full title, as such. If a partnership, please sign in partnership name by an authorized person and state your title.	☐

SCHOOL SPECIALTY, INC.

This Proxy is Solicited on Behalf of the Board of Directors

Special Meeting of Stockholders

August 15, 2017

The undersigned, a stockholder of School Specialty, Inc. (the “Company”) hereby appoints Joseph Yorio and Ryan Bohr as proxies, each with the power to appoint a substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all of the shares of stock of the Company held of record by the undersigned at the close of business on June 26, 2017, at the 2017 Special Meeting of Stockholders of the Company to be held on August 15, 2017 at 8:30 a.m. and at any and all adjournments thereof.

THIS PROXY, WHEN PROPERTY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 LISTED ON THE REVERSE SIDE.

(Continued and to be signed on the reverse side.)